               CERTIFICATE AND FIRST AMENDMENT TO RIGHTS AGREEMENT

         This Certificate and First Amendment to Rights Agreement (the
"Amendment"), dated as of December 31, 2002, is entered into by and between
American Italian Pasta Company, a Delaware corporation (the "Company") and UMB
Bank, N.A. as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to that certain
Rights Agreement dated as of December 3, 1998 (the "Rights Agreement");

         WHEREAS, the Rights Agreement contains terms defining an "Acquiring Person;"

         WHEREAS, the Board of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement to change such terms as set forth herein and the Rights Agent has agreed to such amendment;

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Rights
Agreement may be amended as set forth herein without the approval of the holders of the Rights and the Rights Agent shall execute such an amendment upon receipt of a certificate from an appropriate officer of the Company that states that such amendment is in compliance with Section 27;

         WHEREAS, unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Rights Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the Company and the Rights Agent agree as follows:

          1.   Amendment of Rights Agreement. Effective as of the date hereof,

          (a)  Section 1 is amended so that the definition of "Acquiring Person"
               shall read as follows:

                  "Acquiring Person" means any Person who, together with all
                  Affiliates and Associates of such Person, shall be the
                  Beneficial Owner of 15% or more (or, if such Person is an
                  Institutional Investor, 20% or more) of the shares of Common
                  Stock then outstanding, but shall not include an Exempt
                  Person; provided, however, that (a) if the Board determines in good faith that a Person who would otherwise be an "Acquiring
                  Person" became the Beneficial Owner of a number of shares of
                  Common Stock such that the Person would otherwise qualify as an "Acquiring Person" inadvertently (including, without
                  limitation, because (i) such Person was unaware that it
                  beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or
                  (ii) such Person was aware of the extent of its Beneficial
                  Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this
                  Agreement) and without any intention of changing or
                  influencing control of the Company, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in

                    good faith, by the Board), of Beneficial Ownership of a
                    sufficient number of shares of Common Stock so that such
                    Person would no longer otherwise qualify as an "Acquiring
                    Person"; and (b) no Person shall become an "Acquiring
                    Person" as the result of any acquisition of shares of Common
                    Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate
                    number of shares of Common Stock beneficially owned by such
                    Person to 15% or more (or, if such Person is an
                    Institutional Investor, 20% or more) of the shares of Common
                    Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more (or, if
                    such Person is an Institutional Investor, 20% or more) of
                    the shares of Common Stock then outstanding by reason of
                    such share acquisition by the Company and shall thereafter become the Beneficial Owner of any additional shares of
                    Common Stock (other than pursuant to a dividend or
                    distribution paid or made by the Company on the outstanding
                    Common Stock or pursuant to a split or subdivision of the
                    outstanding Common Stock), then such Person shall be deemed to be an "Acquiring Person" unless upon becoming the
                    Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 15% or more (or, if
                    such Person is an Institutional Investor, 20% or more) of
                    the shares of Common Stock then outstanding.

               (b)  Section 1 is amended so as to add the following definition of "Institutional Investor" between the definition of "Final
                    Expiration Date" and the definition of "Person":

                    "Institutional Investor" shall mean a Person who (a) has a
                    Schedule 13G on file with the Securities and Exchange
                    Commission pursuant to the requirements of Rule 13d-1 under the Exchange Act with respect to its holdings of shares of
                    Common Stock ("Schedule 13G"), so long as (i) such Person is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such Person's duties as agent for fully managed accounts,
                    holds or exercises voting or dispositive power over shares of Common Stock, (ii) such Person acquires Beneficial
                    Ownership of shares of Common Stock pursuant to trading
                    activities undertaken in the ordinary course of such
                    Person's business and not with the purpose nor the effect, either alone or in concert with any Person, of exercising
                    the power to direct or cause the direction of the management and policies of the Company or of otherwise changing or
                    influencing the control of the Company, nor in connection
                    with or as a participant in any transaction having such
                    purpose or effect, including any transaction subject to Rule
                    13d-3(b) of the Exchange Act, and (iii) if such Person is a
                    Person included in Rule 13d-1(b)(1)(ii) of the Exchange Act, such Person is not obligated to, and does not, file a
                    Schedule 13D with respect to the securities of the Company, and (b) is deemed to be an Institutional Investor by the
                    Board, in their sole discretion.

     2. Rights Agreement in Full Force and Effect  Except as amended hereby, the
Rights Agreement shall remain in full force and effect.

     3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     5. Certification of Company. The Company certifies to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Rights
Agreement and that the Rights Agent is entitled to rely upon such certification.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                AMERICAN ITALIAN PASTA COMPANY

                                By:    /s/ Timothy S. Webster
                                   ---------------------------------------------------------
                                Name:     Timothy S. Webster
                                Title:    President and Chief Executive Officer

                                UMB BANK, N.A., as Rights Agent

                                By:   /s/ K. Scott Matthews
                                   ---------------------------------------------------------
                                Name:  K. Scott Matthews
                                     -------------------------------------------------------
                                Title: Vice President
                                    ------------------------------------------------------

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